Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement on Form S-3 No. 333-190741 of Cardinal Health, Inc.,

(2)	Registration Statements on Form S-4 No. 333-62938 and No. 333-74761 of Cardinal Health, Inc., and

(3)
Registration Statements on Form S-8 No. 33-42357, No. 33-64337, No. 333-71727, No. 333-91849, No. 333-72727, No. 333-68819, No. 333-90417, No. 333-90423, No. 333-92841, No. 333-38198, No. 333-38190, No. 333-38192, No. 333-56010, No. 333-53394, No. 333-102369, No. 333-100564, No. 333-120006, No. 333-129725, No. 333-144368, No. 333-149107, No. 333-155156, No. 333-155158, No. 333-163128, No. 333-164736, No. 333-177728, No. 333-183471 of Cardinal Health, Inc.;

of our reports dated August 13, 2014, with respect to the consolidated financial statements and schedule of Cardinal Health, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Cardinal Health, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of Cardinal Health, Inc. and subsidiaries for the year ended June 30, 2014.

/s/ Ernst & Young LLP

Columbus, Ohio
August 13, 2014